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SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Park Place Entertainment Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK PLACE ENTERTAINMENT CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YEAR 2002

I cordially invite you to attend our Annual Meeting of Stockholders for the year 2002.

Place:	Paris Las Vegas Paris Showroom 3655 Las Vegas Boulevard South Las Vegas, Nevada 89109 (702-946-7000)
Time:	May 22, 2002 11:30 A.M.
Items of Business:	• To elect four directors.
• To conduct any other business that properly comes before the meeting.
Record Date:	You can vote if you are a stockholder of record as of the close of business on April 3, 2002.
Stockholder List:
A list of stockholders eligible to vote at the Annual Meeting of Stockholders will be available for inspection at the annual meeting, and at least ten days prior to the annual meeting, at the executive offices of the Company at 3930 Howard Hughes Parkway, Las Vegas, Nevada, 89109 during regular business hours.
Proxy Voting:
Your vote is important. Whether you plan to attend the annual meeting or not, please complete, date, and sign the accompanying proxy card as soon as possible and return it promptly to Wells Fargo Shareholder Services in the envelope provided, or use our 24-hour a day telephone or internet voting options.

Sincerely, By Order of the Board of Directors:

April 17, 2002 Las Vegas, Nevada	Kim Sinatra, Secretary Park Place Entertainment Corporation

PROXY STATEMENT

PARK PLACE ENTERTAINMENT CORPORATION
3930 HOWARD HUGHES PARKWAY
LAS VEGAS, NEVADA 89109
(702) 699-5000

        This Proxy Statement is solicited by the Board of Directors of Park Place Entertainment Corporation ("Company" or "Park Place") and is being furnished to the stockholders of Park Place in connection with its annual meeting of stockholders to be held in the Paris Showroom at Paris Las Vegas in Las Vegas, Nevada on May 22, 2002 at 11:30 A.M. local time, and at any adjournments of that meeting. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about April 17, 2002. Park Place paid the cost of preparing and mailing this proxy statement and proxy card to its stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What am I being asked to vote on?

Item One:	The election of four nominees to the Board of Directors (Stephen F. Bollenbach; Peter G. Ernaut; Thomas E. Gallagher; and William Barron Hilton) for terms of three years.

What constitutes a quorum for purposes of voting?

        A majority of the outstanding shares of common stock, represented either in person or by proxy at the meeting, will constitute a quorum for the transaction of business. As of the record date on April 3, 2002, there were 301,744,133 shares of common stock outstanding, which constitutes all of the outstanding voting securities of Park Place.

        Abstentions and broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

How many votes are needed to approve each item?

        The affirmative vote of a plurality of the votes cast by holders of shares of common stock is required for the election of directors.

        Abstentions will have no effect on the outcome of the election of directors. For any other item, abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval.

        Broker Voting:    Under the rules of the New York Stock Exchange, the election of directors is considered to be a "routine" matter upon which a brokerage firm that holds your shares in its name may vote on your behalf, if you have not furnished the firm voting instructions within a specified period prior to the annual meeting.

How many votes do I have?

        Each share of Park Place common stock that you own entitles you to one vote. The proxy card shows the number of shares that you owned as of the record date for voting, which was April 3, 2002.

How does the Board of Directors recommend I vote on the proposal?

        The Board of Directors recommends a vote FOR each of the nominees for the Board of Directors. If you do not make a specific selection, your proxy will vote your shares, as recommended by the current Board of Directors, FOR the election of these nominees.

How do I vote?

        You may vote by proxy card, by telephone, by internet, or you may vote in person at the annual meeting. We encourage you to vote in advance by proxy, telephone, or internet—even if you plan to attend the meeting.

        By Proxy:    To vote by proxy card, you should complete, sign and date the enclosed proxy card and return it promptly in the enclosed pre-addressed, postage pre-paid envelope. One of the individuals named on your proxy card (your "proxy") will vote your shares as you direct on your proxy card.

        By Telephone:    We have established a toll-free 800 number which is printed on your proxy card. You can use any touch-tone telephone to vote 24 hours a day, 7 days a week. The instructions in the message will ask you to enter our 3-digit Company Number and your personal 7-digit Control Number, both of which are printed on your proxy card.

        By Internet:    We have established a secure website where you can also vote 24 hours a day, 7 days a week. The website address is listed on your proxy card. The website will ask you to enter our 3-digit Company Number and your personal 7-digit Control Number, both of which are printed on your proxy card. The website will identify how many shares you are entitled to vote and create a ballot for you to vote and send by e-mail to us.

Can I revoke my proxy after I have sent it in?

        Yes. You may revoke your vote at any time before the proxy is exercised in the following ways:

  •
  You may attend and vote in person at the meeting, which automatically revokes any previously received vote from you; or

  •
  You may send in a later-dated proxy card, or vote again by mail or internet. This will automatically revoke your earlier vote; or

  •
  You may notify the Secretary of the Company that you wish to revoke your previously mailed proxy card, your telephone or your internet vote. This must be done in writing and sent to her attention at this address:

Kim Sinatra, Secretary Park Place Entertainment Corporation 3930 Howard Hughes Parkway Las Vegas, Nevada 89109

What if my shares are held in the name of my broker, bank, or another institution?

        You may vote now by mailing in the enclosed proxy card, or by using our telephone or internet voting. If you want to vote in person at the annual meeting, you must bring to the annual meeting an account statement or a letter from your institution indicating that you were the beneficial owner of the shares on April 3, 2002, the record date for voting.

What if I own shares through Park Place's Employee Stock Purchase Plan?

        If you are a Park Place employee participating in Park Place's Stock Purchase Plan, you may be receiving this proxy material because of shares held for you in that plan. In that case, you may use the enclosed proxy card, telephone, or internet proxy to direct the plan trustees how to vote your shares. They are required to vote in accordance with your instructions. The trustees will vote all shares held in the plan. They will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they do receive instructions.

ITEM 1
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of ten members, although the Board has the authority to establish its membership at between one and twenty members. The directors are divided into three classes with staggered terms of office, with four directors currently in two classes and two directors in the third class. At each annual meeting, one class of directors is elected to three-year terms.

        The term of office for Stephen F. Bollenbach, Peter G. Ernaut, Thomas E. Gallagher and William Barron Hilton expires at this annual meeting. Each director elected at this annual meeting will hold office until the annual meeting in 2005 or until his successor has been elected. If any director resigns, dies, or is otherwise unable to serve out his term, the Board may fill such vacancy. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

        The Board has nominated Stephen F. Bollenbach, Peter G. Ernaut, Thomas E. Gallagher and William Barron Hilton for re-election. The nominees have been selected on the basis of their exemplary service as current directors, their integrity and independence, their understanding of our business environment, and their willingness to devote substantial time to Board duties. For biographical information about each of these nominees, please see "Directors and Executive Officers" beginning on page 5.

The Board recommends a vote "FOR" each of these nominees:

Stephen F. Bollenbach
Peter G. Ernaut
Thomas E. Gallagher
William Barron Hilton

DIRECTORS AND EXECUTIVE OFFICERS

         The information set forth below is submitted with respect to the nominees for re-election, directors whose terms continue after this annual meeting, and executive officers who are not directors.

	Age	Term Expires
Stephen F. Bollenbach, Chairman of the Board	59	2002
Mr. Bollenbach has served as Chairman of the Board of Park Place since December 31, 1998. He has been President and Chief Executive Officer of Hilton Hotels Corporation since May 1996, and served as director, Executive Vice President and Chief Financial Officer of The Walt Disney Co. from April 1995 until February 1996. He was President and Chief Executive Officer of Host Marriott Corporation from October 1993 until April 1995. Mr. Bollenbach is a director of Hilton Hotels Corporation, Hilton Group PLC, AOL/Time Warner, Inc., and Catellus Development Corporation.
Barbara Bell Coleman, Director	51	2003
Ms. Coleman has served as a director since January 15, 1999. She has been the President of BBC Associates LLC, an executive consulting firm serving businesses and philanthropic organizations, since 1998. From 1992 to 1998 she was President of the Amelior Foundation, a charitable organization.
A. Steven Crown, Director	50	2004
Mr. Crown has served as a director since December 31, 1998. He is General Partner of Henry Crown and Company (not incorporated), a company with diversified investments. Mr. Crown is a director of Hilton Hotels Corporation.
Clive S. Cummis, Vice Chairman	73	2003
Mr. Cummis is a partner with the law firm of Sills Cummis Radin Tischman Epstein & Gross. Mr. Cummis served as Executive Vice President, Law and Corporate Affairs and Secretary of Park Place from November 2, 1998 until December 31, 2001. He has been a director since December 31, 1998. Prior to joining the Company, Mr. Cummis was actively engaged as Chairman of the law firm of Sills Cummis Radin Tischman Epstein & Gross, which provides legal services to Park Place.
Peter G. Ernaut, Director	37	2002
Mr. Ernaut has served as a director since September 15, 2000. He has been a partner in the political consulting firm of Alliance Corporation since 1994, in addition to serving as President of the political consulting firm of Ernaut Strategies, Inc. since January 2000. In January 2001 he became the Managing Director of Governmental Affairs and Public Policy with the law firm of Jones Vargas, which provides legal services to Park Place.
Thomas E. Gallagher, Director, President and Chief Executive Officer	57	2002
Mr. Gallagher has served in this capacity since October 23, 2000. He was Executive Vice President and General Counsel of Hilton Hotels Corporation from July 1997, Secretary from May 1998, and Chief Administrative Officer from May 1999, until he joined Park Place on October 23, 2000. Mr. Gallagher served as President and Chief Executive Officer of the Griffin Group, Inc. from April 1992 until June 1997. During 1995 and 1996, Mr. Gallagher also served as President and Chief Executive Officer of Griffin Gaming & Entertainment, Inc. (formerly Resorts International, Inc.). Prior to joining the Griffin organization, Mr. Gallagher practiced law from 1969 to 1992 with the law firm of Gibson, Dunn & Crutcher LLP.

	Age	Term Expires
Eric M. Hilton, Director	68	2003
Mr. Hilton has served as a director since December 31, 1998. He was a director of Hilton Hotels Corporation and served as Vice Chairman of the Board of Hilton Hotels Corporation until March 1997. William Barron Hilton and Eric Hilton are brothers.
William Barron Hilton, Director	74	2002
Mr. Hilton has served as a director since December 31, 1998. He has been Chairman of the Board of Hilton Hotels Corporation since February 1996, prior to which he served as Chairman of the Board and Chief Executive Officer of Hilton Hotels Corporation. William Barron Hilton and Eric Hilton are brothers.
P. X. Kelley, Director	73	2003
General Kelley has served as a director since January 2000. He has been a partner with the investment firm of J. F. Lehman & Company since 1998. From 1989 to 1998 he was Vice Chairman of Government Relations for Cassidy & Associates, Inc. General Kelley served as Commandant of the Marine Corps and a member of the Joint Chiefs of Staff from 1983 until his retirement in 1987. He holds directorships on the boards of Saul Centers, Inc., Sturm, Ruger & Company, Inc., UST, Inc., the Wackenhut Corporation, and Columbia Partners, L.L.C.
Gilbert L. Shelton, Director	65	2004
Mr. Shelton has served as a director since December 31, 1998. He is a private investor.
Wallace R. Barr, Executive Vice President and Chief Operating Officer	56
Mr. Barr has served as Executive Vice President and Chief Operating Officer since July 10, 2001 and prior to that he served as Executive Vice President and Co-Chief Operating Officer from January 31, 2001 to July 10, 2001, and Executive Vice President-Eastern Region since December 31, 1998. From January 1997 until December 31, 1998, he was Executive Vice President of Hilton Gaming Corporation. From June 1993 until December 1998, he served as Executive Vice President and Chief Operating Officer of Bally's Casino Holdings, Inc., during which time he was also the Chief Operating Officer of Bally's Park Place and the Atlantic City Hilton Resort.
Harry C. Hagerty, III, Executive Vice President and Chief Financial Officer	41
Mr. Hagerty has served as Executive Vice President and Chief Financial Officer since March 2002. He was the Chief Operating Officer of Akula Software, Inc. from October 2001 to March 2002, and Chief Financial Officer from April 2001 to October 2001. From November 1999, Mr. Hagerty has served as the President of Venator Corporate Advisors. Mr. Hagerty also served as Managing Director, Investment Banking of BancBoston Robertson Stephens Inc. from March 1998 to November 1999. He was Managing Director, Investment Banking of Deutsche Morgan Grenfell Inc. from January 1994 through March 1998.
Kim Sinatra, Executive Vice President, Chief Legal Officer and Secretary	41
Ms. Sinatra has served as Executive Vice President, Chief Legal Officer and Secretary since January 2002. Ms. Sinatra served as Senior Vice President and Deputy General Counsel from May 2001 until January 2002. Ms. Sinatra was Executive Vice President and General Counsel for The Griffin Group from 1993-1996 and 1998-2001. Ms. Sinatra practiced law with the law firm of Gibson, Dunn & Crutcher LLP as a partner from 1996 to 1998 and an associate from 1987 to 1992.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To our knowledge, based solely upon a review of the reports furnished to us and written representations by our reporting directors, executive officers, and owners of more than 10 percent of the Company's equity securities that no other reports were required, all reports required to be filed with the United States Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, as amended, were timely filed.

RELATED PARTY TRANSACTIONS

        Decisions concerning related-party transactions are required to be reviewed by our Audit Committee. The Company believes that the transactions described below are on terms at least as favorable as if obtained from non-related parties.

    Legal Services

    Clive S. Cummis, Vice Chairman of the Board, is Chairman of the New Jersey law firm Sills Cummis Radin Tischman Epstein & Gross, which has provided and continues to provide legal services to Park Place. While Mr. Cummis received compensation from the law firm in 2001, he did not participate in the profits of the firm. The fees paid by Park Place to the law firm did not exceed 5 percent of the firm's gross revenues for its last full fiscal year.

    Peter G. Ernaut, Director, is Managing Director of Governmental Affairs and Public Policy with the law firm of Jones Vargas, which has provided and continues to provide legal services to Park Place. While Mr. Ernaut received compensation from the law firm in 2001, he did not participate in the profits of the firm. The fees paid by Park Place to the law firm did not exceed 5 percent of the firm's gross revenues for its last full fiscal year.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The table below shows the beneficial ownership of Park Place common stock as of April 3, 2002, for: (1) each director; (2) each named executive officer in the Summary Compensation Table currently employed by the Company; and (3) the executive officers and directors as a group. The "Options Exercisable" column includes only options exercisable within sixty days after April 3, 2002. There were 301,744,133 shares of common stock outstanding on April 3, 2002, not including treasury stock. The address for each current director and executive officer is 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109.

Name	Shares Owned	Options Exercisable	Total	Approx. %
William Barron Hilton	22,933,230(1)	32,000	22,965,230	7.6%
A. Steven Crown	3,679,500(2)	36,000	3,715,500	1.2%
Stephen F. Bollenbach	290,000	1,500,000	1,790,000	*
Thomas E. Gallagher	250,479(3)	1,071,910	1,322,389	*
Clive S. Cummis	12,600	325,000	337,600	*
Gilbert L. Shelton	20,000(4)	32,000	52,000	*
Eric M. Hilton	9,400	32,000	41,400	*
Barbara Coleman	3,200	32,000	35,200	*
P. X. Kelley	2,000	30,000	32,000	*
Peter G. Ernaut	200	20,000	20,200	*
Wallace R. Barr	29,401	447,000	476,401	*
Kim Sinatra	0	50,000	50,000	*
Directors and executive officers as a group(5)	27,230,010	3,607,910	30,837,920	10.1%

(1)
Includes 16,216,584 shares owned by The William Barron Hilton Trust and 6,716,646 shares owned by The William Barron Hilton Family Trust.

(2)
Includes 5,000 shares beneficially owned by Mr. Crown's spouse. Mr. Crown is a partner of the Crown Fund, which owns 239,888 shares. He is a director of the Arie and Ida Crown Memorial, a not-for-profit corporation which owns 894,272 shares. Pines Trailer Limited Partnership owns 600,000 shares. Mr. Crown is a director, officer and shareholder of a corporation which is a partner in Pines Trailer Limited Partnership, and Mr. Crown is a partner in a partnership which is a partner in Pines Trailer Limited Partnership. Areljay, L.P. owns 1,935,340 shares. Mr. Crown is a director, officer, and shareholder of a corporation which is a partner in Areljay, L.P., and Mr. Crown is a beneficiary under a trust which is a partner in Areljay, L.P.  Mr. Crown disclaims beneficial ownership of the shares held by The Crown Fund, The Arie and Ida Crown Memorial, Pines Trailer Limited Partnership and Areljay, L.P., except to the extent of his beneficial interest therein.

(3)
Includes 146,791 shares of restricted stock granted on January 26, 2001 which vest in two equal installments of 73,395.5 each on June 9, 2003 and June 9, 2004, with accelerated vesting under certain circumstances.

(4)
Includes 20,000 shares owned jointly by Mr. Shelton and his spouse, Dr. Judy Shelton, over which shares Mr. Shelton shares voting and investment powers.

(5)
These shares do not include the Rights granted on November 1, 2001 and January 30, 2002 pursuant to Park Place's Supplemental Retention Plan. The Rights settle for common stock on a one-for-one basis upon the participant's retirement, with limited distribution available during employment. The Rights vest 20 percent on the first and second anniversaries of the grant date and 30 percent on the third and fourth anniversaries of the grant date. Mr. Barr was granted 120,000 Rights on November 1, 2001 and Ms. Sinatra was granted 45,000 Rights on November 1, 2001 and 25,000 Rights on January 30, 2002.

PRINCIPAL STOCKHOLDERS

         The table below shows the amount of Park Place common stock owned by each person who, in addition to the officers and directors previously listed, to our knowledge owned 5 percent or more of our outstanding common stock on April 3, 2002.

Name	Shares Owned	Approx. %
Wallace R. Weitz & Company One Pacific Place, Suite 600 1125 South 103rd Street Omaha, Nebraska 68124	34,370,100(1)	11.4%
Janus Capital Corporation 100 Filmore Street, Suite 300 Denver, Colorado 80206	24,496,895(2)	8.1%
Conrad N. Hilton Fund 100 West Liberty Street Reno, Nevada 89501	16,498,736(3)	5.5%

(1)
This information is based upon a filing of a Schedule 13G, dated February 4, 2002, with the United States Securities and Exchange Commission.

(2)
This information is based upon the filing of a Schedule 13G/A, dated February 11, 2002, with the United States Securities and Exchange Commission.

(3)
William Barron Hilton and Eric M. Hilton are two of the eleven directors of the Conrad N. Hilton Fund, a non-profit organization that funds the charitable activities of the Conrad N. Hilton Foundation, a non-profit organization. They disclaim beneficial ownership of the shares owned by the Fund.

THE BOARD OF DIRECTORS

         The Board met five times in 2001. Each director attended more than 75% of the year's board meetings, and more than 75% of the meetings of committees of which the director was a member.

MEMBERSHIP OF THE BOARD OF DIRECTORS AND THE BOARD COMMITTEES

Name	Board		Audit		Compensation		Compliance		Nominating		Diversity
Stephen F. Bollenbach	X	**							X	**	X

Barbara Coleman	X				X						X	**

A. Steven Crown	X		X		X		X	**

Clive S. Cummis	X						X

Peter G. Ernaut	X										X

Thomas E. Gallagher	X										X

Eric M. Hilton	X		X		X		X

William Barron Hilton	X		X		X				X

P. X. Kelley	X				X	**	X

Gilbert L. Shelton	X		X	**			X		X

**
Denotes Chairperson

COMMITTEES OF THE BOARD

        The Park Place Board has five standing committees: (i) the Audit Committee; (ii) the Compliance Committee; (iii) the Compensation Committee; (iv) the Diversity Committee; and (v) the Nominating Committee.

Audit Committee

        The Audit Committee is comprised of outside directors and provides oversight of the accounting, auditing, internal control and financial reporting practices of Park Place. The Audit Committee reviews the independence of the independent auditors, recommends to the Board the engagement and discharge of independent auditors, reviews with the independent auditors their audit reports, their scope of review and plan, their findings, their recommendations and their fees. The Audit Committee reviews the scope and results of Park Place procedures for internal auditing, the adequacy of internal accounting controls, and directs and supervises special investigations. The Audit Committee meets periodically with internal and independent auditors. The committee meets both with and without management in attendance. As required under the rules of the New York Stock Exchange, all members of our Audit Committee are "independent." The Audit Committee met five times in 2001. The Board adopted a written Audit Committee charter and filed it with our 2001 Proxy Statement on April 5, 2001.

REPORT OF AUDIT COMMITTEE

To the Board of Directors of Park Place Entertainment:

        We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence and considered the compatibility of non-audit services with the auditors independence. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Dated March 18, 2002

Gilbert L. Shelton, Chairman
A. Steven Crown
William Barron Hilton
Eric M. Hilton

Compliance Committee

        The Compliance Committee supervises Park Place's efforts to ensure that its business and operations are conducted in compliance with the highest standards applicable to it as a matter of legal and regulatory requirements as well as ethical business practices. In particular, the Compliance Committee is responsible for the establishment and implementation of Park Place's internal reporting system regarding compliance with regulatory matters associated with the Company's gaming operations. The Compliance Committee supervises the activities of the Company's Compliance Officer and communicates on a periodic basis with gaming regulatory agencies on compliance matters. It reviews information and reports regarding the suitability of potential key employees of Park Place as well as persons and entities proposed to be involved in material transactions or relationships with Park Place. The Company believes that the involvement of the Board in this endeavor creates an environment in which integrity and honesty are clearly identified as a critical component of our corporate culture. The Compliance Committee met four times in 2001.

Compensation Committee

        The Compensation Committee is comprised of outside directors and determines the salary, bonus, stock option, and other compensation for executive officers of Park Place, as well as the overall employment and compensation practices of the Company in general. It administers the 1998 Stock Incentive Plan, including determining the persons to whom awards will be granted and the terms of the grants, and the Company's Supplemental Retention Plan. The Compensation Committee reports to the Board of Directors regarding all its decisions concerning such plans. The Compensation Committee prepares an annual report in which it discusses the compensation of Park Place executives and the philosophy behind that compensation. The Compensation Committee met four times in 2001.

Diversity Committee

        The Diversity Committee is dedicated to the development and implementation of policies and programs that promote equality of opportunity in all facets of the Company's business. The Diversity Committee's goals are to increase diversity in the Company's workforce, management, and in its dealings with vendors, with special emphasis on identifying qualified females and ethnic minorities. The Diversity Committee met two times in 2001.

Nominating Committee

        The Nominating Committee evaluates and recommends candidates to the Board of Directors to fill positions on the Board of Directors. It reviews on a continuing basis, and at least once a year, the structure of the Board to assure its continuity and to assure that the proper skills and experience are represented on the Board, and reviews any potential conflicts of Board members when a prospective Board member is being considered for election to the Board. The Nominating Committee met one time in 2001.

        Notice of proposed stockholder nominations for election of directors must be delivered to the Nominating Committee not less than 70 days prior to the meeting at which directors are to be elected. Nominations must contain certain information, as set out in our bylaws, in order to be considered. Nominations should be directed to the Nominating Committee, care of Kim Sinatra, Secretary, Park Place Entertainment Corporaton, at the address on page 3 of this Proxy Statement.

DIRECTOR COMPENSATION

        Monthly Directors' Fees.    Directors who are not employees of Park Place or its subsidiaries are compensated with a fee of $2,500 per month, which is $30,000 per year. Park Place does not compensate our employees for service as a director.

        Independent Directors.    Park Place grants each independent non-employee director an option to purchase 50,000 shares of Park Place common stock on the date of the director's election to the Board. The first 10,000 options vest on the date of grant and the remainder vest in equal installments over a four-year period, provided the director remains on the Board.

        Meeting Fees.    Park Place compensates non-employee directors with a fee of $1,000 for attendance at each board, committee, and annual meeting. We reimburse all employee and non-employee directors for travel and other related expenses related to their attendance at board meetings, committee meetings, annual meetings, and other Park Place business functions.

        Independent Directors' Retirement Plan.    Any independent director who retires after reaching age 65, and who has completed ten years of service as a director, is entitled to an annual retirement benefit. Currently, no director has more than four years of service. The benefit is equal to the director's average annual fees, including meeting and committee attendance fees, during the 36 consecutive calendar months for which the director's fees were the highest. The benefits under this plan are payable for a maximum of ten years. If a director dies prior to retirement, but after reaching age 65, the director's surviving spouse is entitled to an annual spouse's benefit equal to one-half the benefit the director would have received had the director retired on the date of death. In the event a retired director dies prior to receiving ten annual payments, one-half of the annual benefit the director was receiving will be paid to the director's surviving spouse for the balance of the ten-year period.

EXECUTIVE COMPENSATION

Executive Employment Agreements/Arrangements

        Park Place has entered into certain employment agreements with named executive officers and directors. The agreements currently in effect are with Thomas E. Gallagher, Stephen F. Bollenbach, Wallace R. Barr, Harry Hagerty and Kim Sinatra. The key provisions of these agreements are summarized below. Certain agreements with former named executive officers (Clive Cummis, Scott LaPorta and Mark Dodson) are also summarized below.

        Thomas E. Gallagher.    Park Place has an agreement with Mr. Gallagher to serve as President and Chief Executive Officer for the period from October 23, 2000 through December 31, 2005, with successive automatic renewal periods of one year each, unless either Park Place or Mr. Gallagher elects not to renew. His agreement provides for a minimum annual base salary of $975,000, with annual review by the Board of Directors, and he is eligible to receive an annual bonus in the discretion of the Board. In connection with his relocation to Las Vegas, Nevada from California, Mr. Gallagher received an interest free relocation loan of $1 million, which is payable upon the sale of his former residence in California. The Board will also recommend his re-election to the Board of Directors.

        Mr. Gallagher may defer any compensation into his personal deferred compensation program or into the Company's Executive Deferred Compensation Plan. The payment of any portion of salary and bonus which would not be deductible by Park Place on a current basis because of the $1 million limitation on deductible compensation required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") will be deferred unless the Compensation Committee determines otherwise.

        Mr. Gallagher is entitled to receive a supplemental retirement benefit in the form of a 100 percent joint and survivor annuity equal to 3 percent of his total cash compensation for each year of service through December 31, 2005. The benefit vests 20 percent per year, beginning December 31, 2001 through December 31, 2005, provided he remains employed by Park Place on each such vesting date, and the benefit will commence on the latest of (a) January 1, 2006, (b) a date he elects on or before January 1, 2005, or (c) the date of his termination from employment with Park Place.

        If Mr. Gallagher's employment with Park Place is terminated (1) by Park Place for reasons other than cause, disability, or by reason of Mr. Gallagher's death, or (2) by Mr. Gallagher for good reason, Park Place will be required to pay Mr. Gallagher his base salary and target bonus for the greater of (a) two years, or (b) the balance of the term of the agreement. In addition, Park Place will provide Mr. Gallagher with all benefits due under any applicable employee benefit plans. If a termination occurs following a change of control of Park Place, Mr. Gallagher will receive a lump-sum cash payment equal to 2.99 times the sum of his annual base salary and his annual bonus for the fiscal year ending during the term of the agreement (or, if higher, his annual bonus for the last full fiscal year prior to the change of control).

        Park Place will reimburse Mr. Gallagher for any excise tax incurred by him under Section 4999 of the Code on any payments paid by Park Place to him, under the agreement or otherwise, which constitute "parachute payments" under Section 280G of the Code. Park Place will bear the cost of all income, excise and employment taxes imposed on any gross-up payment.

        Mr. Gallagher has agreed not to compete with the Company during any period for which he is receiving payments from the Company after the expiration or termination of his employment and has further agreed that he will not solicit from the Company any managerial employee for a period of two years after the expiration or termination of his employment.

        Stephen F. Bollenbach.    Park Place has an employment agreement with Mr. Bollenbach in which he has agreed to serve as Chairman and advisor to the Park Place Board of Directors for the period from December 31, 1998 through July 1, 2005. Under the agreement, Mr. Bollenbach is paid an annual base salary of $100,000 per year, is not entitled to receive a bonus, and is not entitled to receive any benefits provided to Park Place employees other than an annual vacation and reimbursement of expenses he may incur in providing his services under the agreement.

        Wallace R. Barr.    Park Place employs, pursuant to an employment agreement, Mr. Barr as Executive Vice President and Chief Operating Officer from November 1, 2001 to March 31, 2006, which term will be automatically renewed for successive one year periods unless either Park Place or Mr. Barr elects not to renew. Mr. Barr's minimum base salary is $800,000 with an annual bonus depending upon the performance of the Company and Mr. Barr and subject to the discretion of the Chief Executive Officer and the Board of Directors. Park Place maintains a $2.2 million term life insurance policy for the benefit of Mr. Barr's designated beneficiary during the term of Mr. Barr's employment. Pursuant to the employment agreement, Mr. Barr was granted 128,000 stock options under the Company's 1998 Stock Incentive Plan and 120,000 rights under the Company's Supplemental Retention Plan, which options and rights vest over time. If Mr. Barr is terminated without cause, Mr. Barr shall be entitled to: (a) his base salary for the balance of the term of the employment agreement or twelve months, whichever is greater; plus (b) the average of the annual bonuses paid for the last three years or the annual bonus paid in the prior year, whichever is greater; plus (c) any remaining unvested stock options and rights that would have vested during the term of the employment agreement will immediately vest and become exercisable; and (d) health and dental benefits will be continued as provided in the employment agreement.

        Harry C. Hagerty, III.    Park Place employs, pursuant to an employment agreement, Mr. Hagerty as Executive Vice President and Chief Financial Officer from March 25, 2002 to February 28, 2005, which term will be automatically renewed for successive one year periods unless either Park Place or Mr. Hagerty elects not to renew. Mr. Hagerty's minimum base salary is $500,000, with an annual bonus depending upon the performance of the Company and Mr. Hagerty and subject to the discretion of the Chief Executive Officer and the Board of Directors. Pursuant to the employment agreement, Mr. Hagerty was granted 400,000 stock options under the Company's 1998 Stock Incentive Plan, which options vest over time. If Mr. Hagerty is terminated without cause, Mr. Hagerty shall be entitled to: (a) his base salary for the balance of the term of the employment agreement or twelve months, whichever is greater; plus (b) the average of the annual bonuses paid for the last three years or the annual bonus paid in the prior year, whichever is greater; plus (c) any remaining unvested stock options that would have vested during the term of the employment agreement will immediately vest and become exercisable; and (d) heath and dental benefits will be continued as provided in the employment agreement.

        Kim Sinatra.    Park Place employs, pursuant to an employment agreement, Ms. Sinatra as Executive Vice President and Chief Legal Officer from February 1, 2002 to January 31, 2005, which term will be automatically renewed for successive one year periods unless either Park Place or Ms. Sinatra elects not to renew. Ms. Sinatra's minimum base salary is $500,000, with an annual bonus depending upon the performance of the Company and Ms. Sinatra and subject to the discretion of the Chief Executive Officer and the Board of Directors. Pursuant to the employment agreement, Ms. Sinatra was granted 45,000 stock options under the Company's 1998 Stock Incentive Plan and 25,000 rights under the Company's Supplemental Retention Plan, which options and rights vest over time. If Ms. Sinatra is terminated without cause, Ms. Sinatra shall be entitled to: (a) her base salary for the balance of the term of the employment agreement or twelve months, whichever is greater; plus (b) the average of the annual bonuses paid for the last three years or the annual bonus paid in the prior year, whichever is greater; plus (c) any remaining unvested stock options and rights that would have vested during the term of the employment agreement will immediately vest and become exercisable; and (d) health and dental benefits will be continued as provided in the employment agreement.

        Clive S. Cummis.    Mr. Cummis was employed as Executive Vice President, Law and Corporate Affairs and Secretary pursuant to an employment agreement from January 1, 1999. On December 31, 2001, the Company and Mr. Cummis agreed that Mr. Cummis would resign his executive officer positions with the Company, effective December 31, 2001. In full and complete satisfaction of all the obligations of the Company under Mr. Cummis' prior employment agreement, the Company agreed to pay him the sum of $1,464,000, payable in equal installments through December 31, 2004. Mr. Cummis continues to serve as Vice Chairman of the Board of Directors of Park Place and serves as a senior advisor to the Chief Executive Officer until December 31, 2004.

        Scott A. LaPorta.    Mr. LaPorta was employed as Executive Vice President and Chief Financial Officer pursuant to an employment agreement from January 1, 1999. Mr. LaPorta exercised a voluntary termination right under his employment agreement and resigned his executive positions effective February 1, 2002. The Company paid Mr. LaPorta $945,000 as full and complete satisfaction of all the Company's obligations under the employment agreement. Mr. LaPorta will serve as a senior advisor to the Chief Executive Officer until December 31, 2002.

        Mark R. Dodson    Mr. Dodson was employed as Executive Vice President pursuant to an employment agreement from January 1, 1999. Mr. Dodson resigned from his positions with the Company effective July 10, 2001. Under the terms of his then-existing employment agreement, Mr. Dodson received a one-time payment of $1,655,788.

        Change of Control Agreements.    The Company's Board of Directors has approved a Change of Control Agreement ("Control Agreement") which has been entered into with Mr. Barr, Mr. Hagerty and Ms. Sinatra and certain other senior officers of the Company (collectively, "Participants").

        If there is a Change of Control (as defined below), the Company agrees to continue to employ each Participant for a three-year period (or the expiration of the Participant's employment agreement, if longer) or until the Participant's retirement, if earlier ("Employment Period"), in a position which is at least commensurate with the Participant's position prior to the Change of Control. During the Employment Period, Park Place will provide the Participant with base salary, annual bonuses and incentive, savings, retirement and benefit plans which are at least equal to the coverage in effect prior to the Change of

Control. If, following a Change of Control, the Participant is terminated without cause or terminates for good reason (as both terms are defined in the Control Agreement), each Participant who is an executive vice president will receive payments aggregating up to 2.99 times annual salary and bonus. The Participant is also entitled to receive benefits under the Company's benefit plans during the remainder of the Employment Period. The Control Agreements generally continue for renewable three-year terms or until the Participant's normal retirement date, if earlier.

        Change of Control is defined to be: (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (excluding the Company, any employee benefit plan or trust sponsored or maintained by the Company, Barron Hilton or the Conrad N. Hilton Fund) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) a majority of the membership of the incumbent Board of Directors changes other than in the ordinary course; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company that results in the Company's pre-transaction stockholders owning 60% or less of the successor entity; or (iv) a complete liquidation or dissolution of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee ("Committee") of the Board of Directors is composed entirely of independent outside directors. The Committee is responsible for establishing and administering the compensation philosophy, policies and programs applicable to the executive officers of the Company, including specific decisions regarding each executive officer's compensation and the overall compensation practices of the Company.

        Park Place is largely dependent upon the judgment, initiative, and effort of its executive officers for the successful conduct of its business. Therefore, the Committee's primary objective is to establish plans that will attract, retain, and motivate highly skilled and talented executives in a dynamic and competitive industry. This is accomplished through implementation of the following policies:

  •
  ensuring that executive compensation is competitive within the gaming industry as well as within the realm of other public companies of similar size, scope, and revenues;

  •
  providing incentives to executives to increase stockholder value, both in the short-term and in the long-term;

  •
  providing executives with a personal financial interest in the Company similar to the interests of our stockholders;

  •
  linking executive compensation to Company performance; and

  •
  reflecting the performance and contribution of each executive officer in the Committee's compensation determinations.

        Our executive officers are compensated through a combination of salary, performance bonuses, stock options, and a deferred compensation program.

Salaries

        The Company entered into employment agreements with Mr. Gallagher, Mr. Barr, Mr. Hagerty and Ms. Sinatra. The employment agreements establish minimum annual base salaries for each executive. In setting salaries, we compare our salaries with those of other public companies, gaming and non-gaming, of similar size, scope of operations, and revenues. We also consider each officer's performance and responsibility level, as well as the Company's current financial condition and performance during the past fiscal year, such as growth in revenues, EBITDA, earnings per share, and strategic acquisition or disposition of assets.

Performance Bonuses

        At the beginning of each fiscal year, the Committee establishes performance objectives and the maximum potential bonus award for each executive officer, including the Chief Executive Officer. At the end of the performance period, the Committee determines the results achieved relative to such objectives, and establishes each executive officer's annual bonus.

        In May 2000, stockholders approved the Company's Executive Incentive Plan, which is intended to qualify certain compensation paid to executive officers for deductibility under Section 162(m) of the Code, which otherwise limits deductibility to $1 million for the Chief Executive Officer and each of the four other most highly compensated officers. In making compensation decisions, the Committee will take into account the effect of Section 162(m) and the Executive Incentive Plan, while retaining the flexibility to approve compensation that it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility.

        The Committee established criteria for year 2001 bonus awards that were based on the Company reaching certain targeted EBITDA objectives. Because these objectives were not fully met, maximum bonus awards were not made.

Stock Options

        Annual stock option grants are a critical component of the Company's long-term executive compensation program by linking a major portion of executive financial interests to the performance of our stock. Options increase the executive's motivation and incentive to continue with the Company and grow the value of its stock by providing the executive with the same opportunity to benefit from appreciation in the stock as do other stockholders. Pursuant to their employment agreements, we awarded options to purchase shares of common stock to Mr. Gallagher, Mr. Barr, Mr. Hagerty and Ms. Sinatra. The size of the option grants to the chief executive officer and the executive officers reflects the Committee's judgment as to the current and potential contribution of the individual executive officer to the current and future growth and profitability of the Company and to the creation of stockholder value.

Chief Executive Officer Compensation

        Mr. Gallagher's employment agreement provides for a minimum annual salary of $975,000, with annual review by the Board of Directors. Mr. Gallagher is also eligible to receive an annual bonus in the discretion of the Board. He was awarded a bonus for 2001 that was commensurate with those being paid to our other executive officers.

        In 2001, Mr. Gallagher received 146,791 shares of restricted Park Place stock, which represented the value of restricted Hilton Hotels Corporation stock Mr. Gallagher forfeited when he joined Park Place. Mr. Gallagher also received 259,310 Park Place options which represented the value of Hilton Hotel Corporation options Mr. Gallagher forfeited when he joined Park Place.

Supplemental Retention Plan

        Effective November 1, 2001, Park Place adopted the Supplemental Retention Plan ("SRP"). Under the SRP, senior executives of Park Place and its subsidiaries may be granted supplemental retention rights ("Rights"). The Rights vest 20 percent on each of the 1st and 2nd anniversary of the date the Rights were granted and 30 percent on each of the 3rd and 4th anniversaries of the date the Rights were granted. The Rights are payable in shares of Park Place's common stock, on a one-for-one basis, upon the grantee's retirement, or the grantee may make a one-time election upon the grantee attaining retirement eligibility (age 65 or age plus years of service equal to 55) to have an "in service" distribution while still employed by Park Place of up to 50 percent of the vested Rights. The SRP also provides for an adjustment in the number of Rights in a participant's account based upon dividends and distributions paid by Park Place on the underlying shares of common stock from the date of grant.

        The grants of Rights to the named executive officers are set forth in the Summary Compensation Table under the caption "Restricted Stock." None of the named executive officers had any vested interest in the Rights granted under the SRP as of December 31, 2001.

Executive Deferred Compensation Plan

        Executive officers also may participate in a plan under which they may elect to defer any portion of their compensation in accordance with plan provisions. The Company provides a matching contribution of 50 percent of the first 10 percent of compensation deferred by the executive. The executive's interest in the Company's match vests at the rate of one-third per annum, with 100 percent acceleration in the event of death, permanent disability, change of control, or retirement at age 55 or thereafter.

Executive Death Benefit Plan

        The Company adopted an Executive Death Benefit Plan in fiscal year 2000 for the purpose of providing benefits to a select group of management employees. Each of the five most highly compensated executive officers qualifies for this plan. The plan provides, in the event of the executive's death, for the Company to pay a benefit equal to 150 percent of the sum of (a) the executive's base salary at the time of death plus (b) the bonus paid for the fiscal year in which the death occurs, with a maximum cap of $5 million, plus an amount to reimburse the executive's estate for taxes on the amount of the benefit paid.

        The Committee continues to monitor the compensation and benefits paid to our executive officers to ensure that they are effective, appropriate, competitive and tax efficient.

Approved by the Compensation Committee of the Board of Directors, March 18, 2002:

P. X. Kelley, Chairman
Barbara Coleman
A. Steven Crown
William Barron Hilton
Eric M. Hilton

PARK PLACE
SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid to Park Place's Chief Executive Officer and each of its other five most highly compensated executive officers ("named executive officers") for services rendered during its fiscal years ended 1999, 2000 and 2001.

		Annual Compensation							Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation			Restricted Stock Awards		Securities Underlying Options	All Other Compensation
Thomas E. Gallagher President and Chief Executive Officer	2001 2000 1999	$ $	975,000 187,500 N/A	$ $	780,000 148,800 N/A	$ $	— — N/A		146,791 — N/A	(2)	259,310 2,000,000 N/A	$ $	68,542 — N/A	(4)(5)
Wallace R. Barr Executive Vice President and Chief Operating Officer	2001 2000 1999	$ $ $	775,000 750,000 781,730	$ $ $	620,000 686,625 925,000	$ $ $	— — —		120,000 — —	(3)	128,000 — 500,000	$ $ $	100,073 112,510 87,131	(5) (5) (5)
Clive S. Cummis(6) Former Executive Vice President, General Counsel and Secretary	2001 2000 1999	$ $ $	650,000 650,000 652,500	$ $ $	520,000 595,075 1,025,000	$ $ $	— — —		— — —		— — 500,000	$ $ $	1,533,627 90,023 11,216	(5)(7) (5) (5)
Mark R. Dodson(6) Former Co-Chief Operating Officer, President- Western Casino Group	2001 2000 1999	$ $ $	290,379 500,000 501,913	$ $ $	— 457,750 850,000	$ $ $	— — —		— — —		— — 500,000	$ $ $	1,697,601 78,628 53,585	(5)(8) (5) (5)
Scott A. LaPorta(6) Former Executive Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	450,000 450,000 451,739	$ $ $	— 411,975 775,000	$ $ $	— — —		— — —		— — 500,000	$ $ $	974,873 30,023 43,803	(5)(9) (5) (5)
Kim Sinatra Executive Vice President, Chief Legal Officer and Secretary	2001 2000 1999	$ $ $	267,692 N/A N/A	$ $ $	195,000 N/A N/A		$100,000 N/A N/A	(10)	45,000 N/A N/A	(3)	200,000 N/A N/A	$	— N/A N/A

(1)
Awards of annual bonuses are made by the Compensation Committee. All bonuses awarded, whether paid prior or subsequent to any fiscal year-end, are attributed in this table to the year in which they were earned.

(2)
In January 2001, the Compensation Committee awarded Mr. Gallagher 146,791 shares of restricted Park Place stock, which represents the value of the restricted Hilton Hotels Corporation stock he forfeited when he resigned from Hilton Hotels Corporation to join Park Place.

(3)
Represents supplemental retention rights ("Rights") awarded to the named executive officer by Park Place on November 1, 2001 under its Supplemental Retention Plan ("SRP"), at the grant date closing price of $7.74 per share. The Rights vest 20% on each of the 1st and 2nd anniversary of the date the Rights were granted and 30% on each of the 3rd and 4th anniversaries of the date the Rights were granted. The Rights are payable in shares of Park Place's common stock, on a one-for-one basis, upon the grantee's retirement or the grantee may make a one-time election upon the grantee attaining retirement eligibility (age 65 or age plus years of service equal to 55) to have an "in service" distribution while still employed by Park Place of up to 50% of the vested Rights. The SRP also provides for an adjustment in the number of Rights in a participant's account based upon dividends and distributions paid by Park Place on the underlying shares of common stock from the date of grant. Based on the closing price of Park Place's common stock on the New York Stock Exchange as of December 31, 2001 of $9.17, the aggregate number and value of all Rights credited to the account of the named executive officer on such date were as follows: Mr. Barr—120,000 shares and $1,100,400.00; and Ms. Sinatra—45,000 shares and $412,650.00. However, as of December 31, 2001, none of these Rights had vested for the named executive officers.

(4)
Of this amount, $11,616 represents the buy-out of a car lease.

(5)
Includes for the named executive officer below, matching contributions made by the Company under the Executive Deferred Compensation Plan and the Company's 401(k) Plan and the premiums paid by the Company for disability and life insurance as follows:

		Deferred Comp Match		401(k) Match		Premiums
Mr. Gallagher	2001 2000 1999		$54,653 N/A N/A		— N/A N/A		$2,273 N/A N/A
Mr. Barr	2001 2000 1999	$ $ $	71,831 84,471 64,237	$ $ $	7,650 7,875 7,500	$ $ $	20,592 20,164 15,394
Mr. Cummis	2001 2000 1999	$ $	62,254 82,500 —	$ $ $	5,100 5,250 5,000	$ $ $	2,273 2,273 6,216
Mr. Dodson	2001 2000 1999	$ $ $	35,387 67,500 38,889	$ $ $	5,100 7,875 7,500	$ $ $	1,326 3,253 7,196
Mr. LaPorta	2001 2000 1999	$ $ $	22,500 22,500 32,587	$ $ $	5,100 5,250 5,000	$ $ $	2,273 2,273 6,216
(6)
Mr. Cummis resigned his executive positions effective December 31, 2001. Mr. Dodson resigned all positions effective July 10, 2001. Mr. LaPorta resigned his executive positions effective January 31, 2002.

(7)
Of this amount, $1,464,000 represents payments to Mr. Cummis pursuant to the agreement between the Company and Mr. Cummis, as detailed in the "Executive Compensation" section.

(8)
Of this amount, $1,655,788 represents a payment to Mr. Dodson, as detailed in the "Executive Compensation" section, pursuant to his then-existing employment agreement.

(9)
Of this amount, $945,000 represents a payment to Mr. LaPorta pursuant to the agreement between the Company and Mr. LaPorta, as detailed in the "Executive Compensation" section.

(10)
Represents consulting fees paid to Ms. Sinatra prior to her employment with the Company.

2001 OPTION GRANTS

        The following table sets forth information regarding all grants of stock options made in 2001 to the named executive officers under the 1998 Stock Incentive Plan. No stock appreciation rights have been granted under the 1998 Stock Incentive Plan.

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Option Date Market Value	Expiration Date	Grant Date Present Value(1)
Thomas E. Gallagher	259,310	7.1%	$11.91	$11.91	05/11/11	$1,352,094
Wallace R. Barr	128,000	3.5%	$7.39	$7.39	10/29/11	$414,124
Kim Sinatra	200,000	5.5%	$11.91	$11.91	05/11/11	$1,042,840

(1)
The Black-Scholes option pricing model was used to estimate the present value of the options at date of grant. The following assumptions were used in this table: a risk-free interest rate of 4.89%, a seven-year option term, a 0% dividend yield, a 35.8% expected volatility rate, and a 3% annual discount for risk of forfeiture. There is no assurance that the actual values realized, if any, by the named executive officers will approximate the values estimated by the Black-Scholes model.

OPTION EXERCISES AND OPTION VALUES FOR 2001

        The following table sets forth information concerning exercises of stock options by the named executive officers during the fiscal year ended December 31, 2001, and the fiscal year-end value of unexercised stock options granted under the 1998 Stock Incentive Plan. There are no stock appreciation rights granted under the 1998 Stock Incentive Plan.

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised, In-the-money Options at December 31, 2001(2)
Name	Shares Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas E. Gallagher(3)	—	—	1,056,260	1,515,650	$0	$0
Wallace R. Barr	—	—	312,000	388,000	$669,304	$895,340
Clive Cummis	50,000	$299,213	200,000	250,000	$534,000	$667,500
Mark Dodson	520,000	$2,430,206	0	0	$0	$0
Scott LaPorta	168,600	$685,765	233,900	257,500	217,733	$667,500
Kim Sinatra	—	—	0	200,000	$0	$0

(1)
Amount represents the difference between the market value of the securities on the date the option was exercised and the option exercise price.

(2)
Amount represents the number of options multiplied by the difference between $9.17, the market value of the securities at December 31, 2001, and the exercise price of "in-the-money" options.

(3)
Of these options, 312,600 options represents Park Place options which Mr. Gallagher received when Park Place was spun off from Hilton Hotels Corporation.

STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P 500 Index and the Dow Jones Domestic Casino Index Group for the period of three years commencing on December 31, 1998 and ending on December 31, 2001. The graph and table assume that $100 was invested on December 31, 1998 in each of the Company's common stock, the S&P 500 Index, and the Dow Jones Domestic Casino Index Group, and that all dividends were reinvested. This data was furnished by Research Data Group, Inc.

COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURN*
AMONG PARK PLACE ENTERTAINMENT CORPORATION,
THE S&P 500 INDEX AND THE DOW JONES CASINOS INDEX

*
$100 invested on 12/31/98 in stock or index, including reinvestment of dividends. Fiscal years ending December 31.

	12/31/98	12/31/99	12/31/00	12/31/01
PARK PLACE ENTERTAINMENT CORPORATION	$100	$196.08	$187.26	$143.84
S&P 500 INDEX	$100	$121.04	$110.02	$96.95
DOW JONES DOMESTIC CASINO INDEX GROUP	$100	$153.94	$168.31	$185.47

INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's independent accountants for 2001 are Deloitte & Touche LLP. Deloitte & Touche is expected to have a representative present at the annual meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. Deloitte & Touche has also been formally engaged as accountant to audit our financial statements for the year ending December 31, 2002.

        Audit Fees.    Fees of Deloitte & Touche LLP for the fiscal year 2001 audit and review of Forms 10-Q and 10-K are $701,000.

        All Other Fees.    Aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the fiscal year 2001 are $322,000.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Any stockholder intending to submit a proposal for inclusion in the proxy statement for the 2003 annual meeting must meet the eligibility and other criteria required under Rule 14a-8 of the Securities Exchange Act of 1934, as amended. The proposal must be in writing and delivered to the Company's Secretary, Kim Sinatra, no later than November 18, 2002 in order to be considered timely. Written notice of stockholder proposals (other than proposals for inclusion in the proxy) for consideration at the 2003 annual meeting must be received by the Company's Secretary between February 4, 2003 and February 25, 2003. The 2003 annual meeting is tentatively scheduled to be held on or about May 6, 2003.

OTHER BUSINESS

        The Board of Directors knows of no other business which will be presented for action by the stockholders at this annual meeting. However, if any business other than that set forth in the Notice and this proxy statement should be presented at the annual meeting, the proxies named on the enclosed proxy card will use their discretion to vote all proxies in accordance with their best judgment.

        Park Place Entertainment Corporation's Annual Report on Form 10-K, including financial statements for the period ended December 31, 2001, accompanies these proxy materials. All are being mailed to stockholders of record as of April 3, 2002 on or about the 17th day of April, 2002.

By Order of the Board of Directors:

Kim Sinatra, Secretary

Park Place Entertainment Corporation 3930 Howard Hughes Parkway Las Vegas, Nevada 89109	Proxy Card and Voting Instructions

This Proxy is Solicited by the Board of Directors

         By signing and returning this proxy, you appoint Wesley D. Allison and Mark A. Clayton, and each of them, with full power of substitution, to vote your shares at the Annual Meeting of Stockholders to be held on May 22, 2002, at 11:30 A.M. (or any adjournments thereof) at the following location:

Paris Las Vegas Paris Showroom 3655 South Las Vegas Boulevard Las Vegas, Nevada 89109

See reverse for voting instructions

There are three quick and easy ways to vote your proxy:	COMPANY # CONTROL #
VOTE BY PHONE	TOLL FREE — 1-800-240-6326
*	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 A.M. (CT) on May 21, 2002.
*	You will be asked to enter your 3-digit COMPANY number and your 7-digit CONTROL number, which are located above.
*	Follow the simple instructions.
VOTE BY INTERNET	http://www.eproxy.com/ppe/
*	Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 21, 2002.
*	You will be asked to enter your 3-digit COMPANY number and your 7-digit CONTROL number, which are located above.
*	Follow the simple instructions to obtain your records, create your ballot, and e-mail it to us.
VOTE BY MAIL
*
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Park Place Entertainment Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you have voted by telephone or Internet, please do not mail your proxy card

Please detach here

The Board of Directors Recommends a Vote FOR Item 1

1.	ELECTION OF DIRECTORS:	01 Stephen F. Bollenbach 04 Peter G. Ernaut 02 Thomas E. Gallagher 03 William Barron Hilton	/ /	Vote FOR all nominees (except as marked below)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominees, write the number(s) of the nominee(s) in the box provided to the right.)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS YOU DIRECT. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ITEM.

Address Change? Mark Box / / Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name appears on this proxy. If shares are held in joint tenancy, all joint tenants must sign. Trustees, administrators, etc. must include title and authority. Corporations must provide full name of corporation and title of authorized officer signing.

QuickLinks

SCHEDULE 14A INFORMATION
PARK PLACE ENTERTAINMENT CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS YEAR 2002
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
ITEM 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
RELATED PARTY TRANSACTIONS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
PRINCIPAL STOCKHOLDERS
THE BOARD OF DIRECTORS
MEMBERSHIP OF THE BOARD OF DIRECTORS AND THE BOARD COMMITTEES
COMMITTEES OF THE BOARD
REPORT OF AUDIT COMMITTEE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PARK PLACE SUMMARY COMPENSATION TABLE
2001 OPTION GRANTS
OPTION EXERCISES AND OPTION VALUES FOR 2001
STOCK PERFORMANCE GRAPH
COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURN* AMONG PARK PLACE ENTERTAINMENT CORPORATION, THE S&P 500 INDEX AND THE DOW JONES CASINOS INDEX
INDEPENDENT PUBLIC ACCOUNTANTS
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER BUSINESS
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